Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-121231 on Form S-8 filed on December 14, 2004 of our report dated February 4, 2005 relating to the consolidated financial statements of SuperCom Ltd. and subsidiaries appearing in the Annual Report on Form 20-F of SuperCom Ltd. for the year ended December 31, 2004.

BDO McCabe Lo & Company
Certified Public Accountants

June 30, 2005